                                                                      EXHIBIT 11
                            TREX MEDICAL CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE

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                                                     NINE MONTHS ENDED        NINE MONTHS ENDED
                                                 ------------------------- -----------------------
                                                 OCTOBER 1,  SEPTEMBER 30,   JULY 1,    JULY 29,
                            1993        1994        1994         1995         1995        1996
                         ----------- ----------- ----------- ------------- ----------- -----------
COMPUTATION OF PRIMARY
 EARNINGS PER SHARE:
Net Income (a).......... $   827,000 $ 1,194,000 $ 1,085,000  $ 3,483,000  $ 2,310,000 $ 5,903,000
                         ----------- ----------- -----------  -----------  ----------- -----------
Shares:
 Weighted average shares
  outstanding...........  20,000,000  20,000,000  20,000,000   20,000,000   20,000,000  21,669,462
 Add: Shares issuable
    from assumed
    exercise of options
    (as determined by
    the application of
    the treasury stock
    method).............     151,414     151,414     151,414      151,414      151,414     169,414
                         ----------- ----------- -----------  -----------  ----------- -----------
 Weighted average
  shares, as adjusted
  (b)...................  20,151,414  20,151,414  20,151,414   20,151,414   20,151,414  21,838,876
                         ----------- ----------- -----------  -----------  ----------- -----------
Primary Earnings per
 Share
 (a) / (b).............. $       .04 $       .06 $       .05  $       .17  $       .11 $       .27
                         =========== =========== ===========  ===========  =========== ===========
COMPUTATION OF FULLY
 DILUTED EARNINGS PER
 SHARE:
Income:
 Net income............. $   827,000 $ 1,194,000 $ 1,085,000  $ 3,483,000  $ 2,310,000 $ 5,903,000
 Add: Convertible debt
    interest, net of
    tax.................         --          --          --           --           --      773,000
                         ----------- ----------- -----------  -----------  ----------- -----------
 Income applicable to
  common stock assuming
  full
  dilution (a).......... $   827,000 $ 1,194,000 $ 1,085,000  $ 3,483,000  $ 2,310,000 $ 6,676,000
                         ----------- ----------- -----------  -----------  ----------- -----------
Shares:
 Weighted average shares
  outstanding...........  20,000,000  20,000,000  20,000,000   20,000,000   20,000,000  21,669,462
 Add: Shares issuable
    from assumed
    exercise of options
    (as determined by
    the application of
    the treasury stock
    method).............     151,414     151,414     151,414      151,414      151,414     169,414
      Shares issuable
  from    assumed
  conversion of
     subordinated
  convertible    note...         --          --          --           --           --    3,470,999
                         ----------- ----------- -----------  -----------  ----------- -----------
 Weighted average shares
  outstanding, as
  adjusted (b)..........  20,151,414  20,151,414  20,151,414   20,151,414   20,151,414  25,309,875
 Fully Diluted Earnings
  per Share (a)/(b)..... $       .04 $       .06 $       .05  $       .17  $       .11 $       .26
                         ----------- ----------- -----------  -----------  ----------- -----------
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